STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 10, 2013

Job Number: C20130911-0468
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130594887-77	Amendment	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20130911-0468
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
[signature]	20130594887-77
	Filing Date and Time
Ross Miller	09/10/2013 3:52 PM
Secretary of State	Entity Number
State of Nevada	E0802622005-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Success Exploration & Resources Inc   File #: E0802622005-3

2. The articles have been amended as follows: (provide article numbers, if available)

Article 4. The total authorized shares of the corporation shall be 600,000,000 common at $0.001 par value and 5,000,000 preferred at $0.001 par value. SEE ATTACHED

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.84%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND A MAJORITY OF THE SHAREHOLDERS OF SUCCESS EXPLORATION & RESOURCES, INC. IN LIEU OF SPECIAL MEETING OF SHAREHOLDERS

AMENDMENT TO ARTICLES OF INCORPORATION
ARTICLE IV CAPITAL STOCK

THE UNDERSIGNED, being the of the members of the Board of Directors and the holders of a majority of the authorized, issued and outstanding voting capital stock of SUCCESS EXPLORATION & RESOURCES, INC., (the "Corporation"), a Nevada corporation, pursuant to the permissive provisions of the Nevada Revised Statute Chapter 78 and in compliance with the requirements of the Corporation's Articles of Incorporation and Bylaws, hereby take the following actions and adopt the following resolutions on September 6, 2013, the Corporation shall hereby amend Article IV of the Articles of Incorporation to read as follows;

Article IV Shares

This corporation is authorized to issue two (2), classes of shares designated respectively "Common Stock" and "Preferred Stock." The number of shares of Common Stock which the corporation is authorized to issue is Six Hundred Million (600,000,000). The number of shares of Preferred Stock which the corporation is authorized to issue is Five Million (5,000,000).

The Preferred Stock may be issued from time to time in one (1), or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, to increase or decrease (but not below the number of shares of each series outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

WITNESSETH:

The undersigned hereby declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this consent are true and correct.

BOARD OF DIRECTORS

______________________ Dated: September 6, 2013
Matthew H. Sage,
President, Secretary, Sole Officer & Director

SHAREHOLDERS
HSC Holdings, LLC

______________________ Dated: September 6, 2013
By: Ilona Mandelbaum, Manager

Number of Shares Held:2,751,000
Number of Shares of Voting Common Stock Outstanding: 4,521,000
Number of Consenting Common Shares: 2,751,000 shares
Percent of Outstanding Common Shares Consenting: 60.84%